                                                                Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CITIGROUP INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   52-1568099
                      (I.R.S. Employer Identification No.)

                          399 Park Avenue, New York, NY
                    (Address of Principal Executive Offices)

                                      10043
                                   (Zip Code)

                  Golden State Bancorp Inc. Omnibus Stock Plan
                   Golden State Bancorp Inc. Stock Option and
                      Long-Term Performance Incentive Plan
                            (Full Title of the Plan)
                            STEPHANIE B. MUDICK, ESQ.
                             JOAN GUGGENHEIMER, ESQ.
                               CO-GENERAL COUNSEL
                                 CITIGROUP INC.
                                 399 PARK AVENUE
                               NEW YORK, NY 10043
                     (Name and address of agent for service)
                                 (212) 559-1000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Kenneth J. Bialkin, Esq.
                             Eric J. Friedman, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum       Proposed Maximum      Amount of
    Title of Securities              Amount to             Offering               Aggregate       Registration
     To Be Registered             be Registered(1)      Price Per Share        Offering Price          Fee(2)
---------------------------       ----------------    ---------------        --------------       ------------
Common Stock $.01 Par value          5,208,365             $36,115            $188,100,102         $17,305.21
per share

(1) The securities registered hereby will be issued under the Golden State Bancorp Inc. Omnibus Stock Plan and the Golden State Bancorp Inc. Stock option and Long-Term Performance Incentive Plan.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457 (h) under the Securities Act and is based upon the average of the high and low sale price of the Common Stock, as reported on the New York Stock Exchange on November 11, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

        (a) The Annual Report filed by Citigroup Inc. (the "Registrant") for the fiscal year ended December 31, 2001, and the latest annual report filed by the Plan.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act on Form 8-B, dated May 10, 1988, as updated by the description of the Registrant's Common Stock contained in the Prospectus dated as of March 30, 2001, that forms a part of the Company's Registration

                  Statement on Form S-3 filed March 21, 2001 (File No. 333-57364) under the Securities Act of 1933 (the "Securities Act"), and any amendment or report filed for the purpose of further updating such description.

         (d) The description of the Litigation Tracking Warrants contained in the Registrant's Prospectus Supplement pursuant to Rule 424(b)(2) filed on November 7, 2002 (Registration No. 333-57364), and any amendment or report filed for the purpose of updating such documents.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

                  Subsection 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators' and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as person against such liabilities under Section 145. Section Four of Article IV of the Registrant's By-Laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

                  The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exception, liabilities under the federal securities laws.

                  Section 102 (b) (7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability if a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)
(7).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index attached hereto.

ITEM 9.  UNDERTAKINGS.

      1. The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)  To include any prospectus required by Section 10 (a)
                  (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs
                    (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
                    Section 13 or Section 15 (d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 2002.

                                        CITIGROUP INC.

                                        By:    /s/ Todd S. Thomson
                                               _______________________
                                               Name:  Todd S. Thomson
                                               Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on this 12th day of November, 2002.


         SIGNATURES                               TITLE
        ----------                                -----

   /s/ Sanford I. Weill             Chairman, Chief Executive Officer (Principal
  _______________________              Executive Officer) and Director
     Sanford I. Weill

  /s/ Todd S. Thomson
  _______________________           Chief Financial Officer (Principal Financial
      Todd S. Thomson                  Officer)

  /s/ William P. Hannon
  _______________________           Controller (Principal Accounting Officer)
     William P. Hannon

             *
  _______________________           Director
   C. Michael Armstrong

             *
  _______________________           Director
     Alain J.P. Belda

             *
  _______________________           Director
       George David

             *
  _______________________           Director
      Kenneth T. Derr

             *
  _______________________           Director
      John M. Deutch

             *
  _______________________           Director
       Alfredo Harp

                            *
                 _______________________           Director
                    Roberto Hernandez

                            *
                 _______________________           Director
                    Ann Dibble Jordan

                            *
                 _______________________           Director
                       Reuben Mark

                            *
                 _______________________           Director
                     Dudley C. Mecum

                            *
                 _______________________           Director
                   Richard D. Parsons

                            *
                 _______________________           Director
                   Andrall E. Pearson

                            *
                 _______________________           Director
                     Robert E. Rubin

                            *
                 _______________________           Director
                   Franklin A. Thomas

                            *
                 _______________________           Director
                      Arthur Zankel

              *By: /s/ Stephanie B. Mudick
                 _______________________
                Stephanie B. Mudick
                Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit Number             Exhibit Description

         4.1      Restated Certificate of Incorporation of the
                  Company, incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-3 filed December 15, 1998 (File No. 333-68949).

         4.2 By-Laws of the Company, as amended, effective October 26, 1999, incorporated by reference to Exhibit 3.02 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (File No. 1-9924).

         5.1      Opinion of Stephanie B. Mudick, Esq.*

         23.1     Consent of KPMG LLP*

         23.2     Consent of Stephanie B. Mudick, Esq. (included in Exhibit
                  5.1).

         24.1     Powers of Attorney of certain directors of the Company*

_________
*Filed herewith